EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 2016 relating to the financial statements of Polycom, Inc., which appears in Plantronics, Inc.'s Current Report on Form 8- K/A filed on August 31, 2018.

/s/ PricewaterhouseCoopers LLP

San Jose, California
September 12, 2018